UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2021

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2021, Brady Corporation Asia PTE., LTD, a wholly-owned subsidiary of Brady Corporation (the “Company”), entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Magicard Holdings Limited (the “Purchase Agreement”) with LDC Limited and the other institutional and individual holders of outstanding shares of Magicard. Pursuant to the Purchase Agreement, the Company purchased all of the outstanding shares of Magicard Holdings Limited (“Magicard”), and the closing of this transaction pursuant to the Purchase Agreement also occurred on May 21, 2021 (the “Closing”).

The total purchase price paid by the Company of approximately GBP 42 million (approximately USD 59 million) was inclusive of indebtedness of Magicard that was re-paid at Closing. The Purchase Agreement provides for certain indemnification rights with respect to a breach of representation, warranty or covenant by either party. The Company financed the acquisition by using cash held outside the United States.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement. The Company issued a press release on May 21, 2021 regarding the transaction, which is attached hereto as Exhibit 99.1.

Item 5.02 (b)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 21, 2021, Conrad G. Goodkind, a member and Chairman of the Board of Directors (the “Board”) of the Company, announced that he retired from the Board effective that day. The Board elected current director Bradley C. Richardson to replace Mr. Goodkind as Chairman effective immediately following Mr. Goodkind's retirement.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
2.1
Purchase Agreement, dated as of May 21, 2021, by and among Brady Corporation and LDC Limited and the other institutional and individual holders of outstanding shares of Magicard Holdings Limited. Schedules and exhibits to this document are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K.*

99.1	Press Release of Brady Corporation, dated May 21, 2021, announcing the acquisition of Magicard Holdings Limited.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).
* The registrant agrees to furnish a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: May 26, 2021

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer